BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call / Coll	Account	Officer	Initials
56,000,000.00	11-00-2007	_____, 2009

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "*"*" has been omitted due to text length limitations.

Borrowers:	UNBRIDLED ENERGY CORPORATION 400-2424 4"' STREET, SW CALGARY, ALBERTA, CANADA T2S 2T4 UNBRIDLED ENERGY USA, INC, 2100 GEORGETOWNE DRIVE SUITE 301 SEWICKLEY, PENNSYLVANIA 15143	Lender: THE HUNTINGTON NATIONAL BANK MORGANTOWN COMMERCIAL LENDING 201 HIGH STREET MORGANTOWN, WV 26507-0853

UNBRIDLED ENERGY NEW YORK LLC

2100 GEORGETOWNE DRIVE

SUITE 301

SEWICKLEY, PENNSYLVANIA 15143

UNBRIDLED ENERGY OHIO LLC

2100 GEORGETOWNE DRIVE

SUITE 301

SEWICKLEY, PENNSYLVANIA 15143

THIS BUSINESS LOAN AGREEMENT dated November 16, 2007, is made and executed between UNBRIDLED ENERGY CORPORATION, a company organized under the laws of the Province of British Columbia, Canada, UNBRIDLED ENERGY USA, INC., a Pennsylvania corporation, UNBRIDLED ENERGY NEW YORK LLC, a New York limited liability company, and UNBRIDLED ENERGY OHIO LLC, an Ohio limited liability company ("Borrowers") and THE HUNTINGTON NATIONAL BANK ("Lender") on the following terms and conditions. Borrowers have received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement ("Loan"). Borrowers understand and agree that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrowers' representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of November 16, 2007, and shall continue in full force and effect until such time as all of Borrowers' Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT. Lender agrees to make Advances to Borrowers from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrowers may request advances under this Agreement as follows:

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrowers shall provide to Lender the following documents for the Loan: (1) the Note; (2) Mortgage (In Part to Secure Future Advances), Assignment of Leases and Rents, Security Agreement and Fixture Filing, granting to Lender Security Interests in the Collateral; (3) the Loan Agreement; (4) evidence of insurance as required by Lender; (5) opinion of Borrowers' counsel; and (6) all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrowers' Authorization. Borrowers shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrowers shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel may require.

Payment of Fees and Expenses. Borrowers shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document, including a one time origination fee of Thirty Thousand and 00/100 Dollars ($30,000.00).

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

MAKING LOAN ADVANCES. Advances under the Line of Credit may be requested only in writing subject to the limitations set forth below. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrowers (a) when credited to any deposit account of Borrowers maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. An "authorized person" means each of the President of Unbridled Energy New York LLC (presently Joseph Frantz, Jr.) and the Chief Financial Officer of Unbridled Energy New York LLC (presently J. Michael Scureman). Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

MANDATORY LOAN REPAYMENTS . If at any time the aggregate principal amount of the outstanding Advances shall exceed the Borrowing Base, Borrowers shall, within thirty (30) days of receipt of written or oral notice from Lender, pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrowers shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

LOAN ACCOUNT. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrowers with periodic statements of Borrowers' account, which statements shall be considered to be correct and conclusively binding on Borrowers unless Borrowers notify Lender to the contrary within thirty (30) days after Borrowers' receipt of any such statement which Borrowers deem to be incorrect.

REPRESENTATIONS AND WARRANTIES. Borrowers represent and warrant to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists, as follows:

Organization. Unbridled Energy Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the Province of British Columbia, Canada, Unbridled Energy Corporation maintains an office at 400-2424 4" Street, SW, Calgary, Alberta, Canada T2S 2T4. Unbridled Energy Corporation is duly authorized to transact business in all jurisdictions in which it is doing business, having obtained all necessary filings, governmental licensing and approvals for each jurisdiction in which Unbridled Energy Corporation is doing business. Unless Unbridled Energy Corporation has designated otherwise in writing, the principal office is the office at which Unbridled Energy Corporation keeps its books and records including its records concerning the Collateral. Unbridled Energy Corporation will notify Lender prior to any change in the location of its jurisdiction of organization or any change in its name.

Unbridled Energy USA, Inc. is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the Commonwealth of Pennsylvania. Unbridled Energy USA, Inc. maintains an office at 2100 Georgetowne Drive, Suite 301, Sewickley, Pennsylvania 15143. Unbridled Energy USA, Inc. is duly authorized to transact business in all other states in which it is doing business, having obtained all necessary filings, governmental licensing and approvals for each state in which Unbridled Energy USA, Inc. is doing business, except only where the failure to qualify will not have a material adverse effect on the business or financial condition of the corporation. Unless Unbridled Energy USA, Inc. has designated otherwise in writing, the principal office is the office at which Unbridled Energy USA, Inc. keeps its books and records including its records concerning the Collateral. Unbridled Energy USA, Inc. will notify Lender prior to any change in the location of its state of organization or any change in its name

Unbridled Energy New York LLC on is a limited liability company for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the state of New York. Unbridled Energy New York LLC maintains an office at 2100 Georgetowne Drive, Suite 301, Sewickley, Pennsylvania 15143. Unbridled Energy New York LLC is duly authorized to transact business in all other states in which it is doing business, having obtained all necessary filings, governmental licensing and approvals for each state in which Unbridled Energy New York LLC is doing business, except only where the failure to qualify will not have a material adverse effect on the business or financial condition of the company. Unless Unbridled Energy New York LLC has designated otherwise in writing, the principal office is the office at which Unbridled Energy New York LLC keeps its books and records including its records concerning the Collateral. Unbridled Energy New York LLC will notify Lender prior to any change in the location of its state of organization or any change in its name.

Unbridled Energy Ohio LLC is a limited liability company for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of state of Ohio. Unbridled Energy Ohio LLC maintains an office at 2100 Georgetowne Drive, Suite 301, Sewickley, Pennsylvania 15143. Unbridled Energy Ohio LLC is duly authorized to transact business in all other states in which it is doing business, having obtained all necessary filings, governmental licensing and approvals for each state in which Unbridled Energy Ohio LLC is doing business, except only where the failure to qualify will not have a material adverse effect on the business or financial condition of the company. Unless Unbridled Energy Ohio LLC has designated otherwise in writing, the principal office is the office at which Unbridled Energy Corporation keeps its books and records including its records concerning the Collateral. Unbridled Energy Ohio LLC will notify Lender prior to any change in the location of its state of organization or any change in its name.

Assumed Business Names. Borrowers have filed or recorded all documents or filings required by law relating to all assumed business names used by Borrowers. Excluding the name of Borrowers, the following is a complete list of all assumed business names under which Borrowers do business: None.

Authorization. Borrowers' execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrowers and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrowers' articles of incorporation, bylaws, or any agreement or other instrument binding upon Borrowers or (2) any law, governmental regulation, court decree, or order applicable to Borrowers or to Borrowers' properties.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrowers' financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrowers own and have good title to all of Borrowers' properties free and clear of all liens and security interests, and have not executed any security documents or financing statements relating to such properties. All of Borrowers' properties are titled in Borrowers' legal name, and Borrowers have not used or filed a financing statement under any other name for at least the last five (5) years.

AFFIRMATIVE COVENANTS. Borrowers covenant and agree with Lender that, so long as this Agreement remains in effect, Borrowers shall:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrowers' financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrowers or any Guarantor which could materially affect the financial condition of Borrowers or the financial condition of any Guarantor.

Financial Records. Maintain their books and records in accordance with accounting principles acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrowers' books and records at all reasonable times.

Financial Statements. Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

Loan Proceeds. Use all Loan proceeds (a) to provide working capital, (b) for the acquisition, exploration and development of oil and gas properties, (c) and general operations, unless otherwise specifically consented to by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrowers or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrowers' properties, income, or profits.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrowers and Lender. Borrowers shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Compliance with Governmental Requirements. Comply in all material respects with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrowers' properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrowers may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrowers have notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrowers to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrowers' other properties and to examine or audit Borrowers' books, accounts, and records and to make copies and memoranda of Borrowers' books, accounts, and records. If Borrowers now or at any time hereafter maintain any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrowers, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrowers fail to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrowers' failure to discharge or pay when due any amounts Borrowers are required to discharge or pay under this Agreement or any Related Documents, Lender on Borrowers' behalf may (but shall not be obligated to) take any action that Lender deems appropriate on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrowers. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrowers covenant and agree with Lender that while this Agreement is in effect, Borrowers shall not, without the prior written consent of Lender:

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrowers are presently engaged, or (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business.

Agreements. Borrowers will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrowers' obligations under this Agreement or in connection therewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrowers, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrowers or any guarantor is in default under the terms of this Agreement or any other agreement that Borrowers or any guarantor has with Lender; (B) Borrowers or any guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrowers' financial condition, in the financial condition of any guarantor, or in the value of any collateral securing any Loan; or (D) any guarantor seeks, claims, or otherwise attempts to limit, modify or revoke such guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right to setoff in all Borrowers' accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrowers holds jointly with someone else and all accounts Borrowers may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrowers authorize Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement but no Event of Default shall be deemed to have occurred unless and until Borrowers are provided notice of the event constituting the Default and fail to cure such event within ten (10) days after receipt of such notice:

Payment Default. Borrowers fail to make any payment when due under the Loan.

Other Default. Borrowers fail to comply with any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents.

False Statements. Any representation or statement made by Borrowers to Lender is false in any material respect.

Death or Insolvency. The dissolution of Borrowers' (regardless of whether election to continue is made) or any other termination of Borrowers' existence as a going business, the insolvency of Borrowers, the appointment of a receiver for any part of Borrowers' property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrowers.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrowers or by any governmental agency against any collateral securing the Loan.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Insecurity. Lender in good faith believes itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrowers, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrowers or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

FIXED CHARGE COVERAGE RATIO. Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.25: 1.00 at all times. As used herein, "Fixed Charge Coverage Ratio" means a ratio or EBITDA (as defined below) to the sum of (1) current maturities of long term Indebtedness (as defined below) and capital leases, plus (2) interest expense, plus (3) unfmanced capital expenditures, plus (4) federal, state and local income tax expense, plus (5) any dividends and distributions, as determined as of the last day of each month for the immediately preceding twelve (12) months ending on said days. This covenant shall become effective six (6) months from the date that Borrowers' begin selling gas from the Borrowers' first two (2) wells in Canada (namely the Chambers 3-17 and the Chambers 16-21).

As used herein, "EBITDA" shall mean the sum of net income, plus (to the extent deducted in computing net income) the sum of interest expense, any provision for federal, state and local income taxes, depreciation expense, amortization expense and all non-cash charges, minus extraordinary non-operating income and any gain from any non-recurring transactions, plus extraordinary non-operating losses and stock-based compensation. Indebtedness shall mean all liabilities, obligations, and indebtedness, whether now or hereafter owing, arising, due or payable, including but not limited to (a) indebtedness in the nature of loans, letters of credit, capital leases, obligations under derivative contracts (including interest rate swaps) and guarantees of the obligations of third parties, and (b) all liabilities of any person secured by a lien on Borrowers' property.

ADDITIONAL OPERATING COVENANTS. Borrowers shall not enter into any contracts to fix the price of gas in excess of 100% of the estimated production from the proved reserves of oil and gas properties.

Except for sales of oil, gas and other hydrocarbons in the ordinary course of its business, Borrowers may not sell, lease, pledge or otherwise encumber Lender's collateral, unless Lender agrees otherwise. Borrower shall not incur any additional debt without approval from Lender.

Borrowers shall maintain, at its expense, insurance in such amounts and against such risk as are customarily maintained by companies engaged in the same or similar operations and in the same locations. All such policies shall include a mortgagee clause in favor of Lender.

Borrowers shall not engage in marketing activities for any hydrocarbons or enter into any contracts related thereto other than contracts for the sale of hydrocarbons scheduled or reasonably estimated to be produced from Borrowers proved oil and gas properties during the period of such contract, and (b) contracts for the sale of hydrocarbons scheduled or reasonably estimated to be produced from the oil and gas properties of third parties during the period of such contract associated with the oil and gas properties of Borrowers that Borrowers have the right to market pursuant to joint operating agreements or similar contracts that are usual and customary in the oil and gas business.

Borrowers shall not allow gas imbalances, take-or-pay or other prepayments with respect to the oil gas properties of Borrowers that would require Borrowers to deliver, in the aggregate, two percent (2%) or more of the monthly production of hydrocarbons at some future time without then or thereafter receiving full payment.

Borrowers shall indenmify Lender from and against loss or damage by reason of any contamination, cleanup, environmental actions and claims or the imposition of a lien against the Collateral relating to contamination.

All revenue distribution and operating accounts of Borrowers shall be maintained with Lender and all advances hereunder shall be credited to such operating accounts.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS. As soon as available, but in any event no later than 120 days after the Borrowers' fiscal year end, Borrowers will submit audited consolidated financial statement prepare in accordance with Canadian Generally Accepted Accounting Principals. Borrower has advised Lender that it is changing its fiscal year end from September 30 to December 31, effective with its first new fiscal year ending December 31, 2007.

INTERIM FINANCIAL STATEMENTS. Borrowers shall furnish Lender with, as soon as available, but in no event later than sixty (60) days after the end of each fiscal quarter, beginning on December 31, 2007, Borrowers' financial statement, including a balance sheet and income statement and statement of cash flow for the period ended, prepared by Borrowers and certified by Borrowers' president, chief financial officer or other officer or person acceptable to Lender as fairly representing Borrowers' financial condition and results of operations as of the end of such period.

TAX RETURNS OF GUARANTORS. Borrowers shall deliver or cause to be delivered to Lender within thirty (30) days after filing with the Internal Revenue Service, a signed copy of each Guarantor's federal income tax return as filed, including all schedules and attachments.

PERSONAL FINANCIAL STATEMENTS OF GUARANTOR(S) (INDIVIDUAL). Borrowers shall deliver or cause to be delivered to Lender within thirty (30) days after the end of each year, beginning on December 31, 2007, a copy of each Guarantor's (if any) personal financial statement prepared by each Guarantor and certified by Guarantor as fairly representing Guarantor's financial condition as of the end of such period.

ADDITIONAL REPORTING: Within thirty (30) days after the end of each fiscal quarter, Borrowers will provide a report setting forth, for each month during the then current fiscal year to date, the volume of production, sales attributable to the production, price at which such sales were made, related severance and ad valorem taxes, and the related lease operating expenses. Additionally, Borrowers will provide a quarterly report of all purchasers of oil and gas from Borrowers, containing such information as Lender may reasonably request.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrowers or on Borrowers' behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrowers. The word "Borrowers" means collectively Unbridled Energy Corporation, a company organized under the laws of the Province of British Columbia, Canada, Unbridled Energy USA, Inc., a Pennsylvania corporation, Unbridled Energy New York LLC, a New York limited liability company, and Unbridled Energy Ohio LLC, an Ohio limited liability company, and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Borrowing Base. The "Borrowing Base" shall be determined by Lender from time to time from the reserve report of the Borrowers' oil and gas properties. The Borrowers will provide a reserve report prepared by a petroleum engineer acceptable to Lender, on or before June 30 and December 31 of each year. If Borrowers request a Borrowing Base increase at a period other than those outlined above, an updated reserve report may be requested by Lender. If at any point the balance outstanding on the Loan exceeds the Borrowing Base, the Borrowers shall make a principal payment within 30 days to make the outstanding balance equal to or less than the Borrowing Base. The initial Borrowing Base will be set at $4,200,000.00. In the event of Borrowers' request for an increase in the Borrowing Base, Borrowers shall provide Lender with such title opinion reports, amended Security Agreements and other documents as Lender may request in order to establish Borrowers' good title to, and Lender's Security Interest in, the proved producing reserves of Borrowers, prior to any increase in the Borrowing Base.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Expiration Date. The words "Expiration Date" mean the earlier of: (a) two (2) years from the date hereof; or (b) the date of any other termination of Lender's commitment to lend under this Agreement.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrowers are responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means THE HUNTINGTON NATIONAL BANK, its successors and assigns.

Line of Credit. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF CREDIT" above.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrowers whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the note executed by Borrowers in the principal amount of $6,000,000.00 dated November 16, 2007, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the notes or credit agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWERS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWERS AGREE TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED NOVEMBER 16, 2007.

BORROWERS:

LENDER:

UNBRIDLED ENERGY CORPORATION,

THE HUNTINGTON NATIONAL BANK

a company organized under the laws of the

Province of British Columbia, Canada

By: ______________________________

Joseph H. Frantz, Jr., President

UNBRIDLED ENERGY OHIO LLC,
an Ohio limited liability company

By: ______________________________

Joseph H. Frantz, Jr., President